HANSEN, BARNETT & MAXWELL
      A Professional Corporation
     CERTIFIED PUBLIC ACCOUNTANTS            Member of AICPA Division of Firms
        5 Triad Center, Suite 750                       Member of SECPS
      Salt Lake City, UT 84180-1128                 An Independent Member of
          Phone: (801) 532-2200                           Baker Tilly
           Fax: (801) 532-7944                           International
             www.hbmcpas.com


                              July 21, 2003

To the Securities and Exchange Commission
United States of America

Re:  Lighten Up Enterprises International, Inc.

We have read the statements made by Lighten Up Enterprises International, Inc. regarding Hansen, Barnett & Maxwell contained in the Form 8-K dated July 21, 2003 and agree with those statements.

                              Sincerely,

                              /s/Hansen, Barnett & Maxwell
                              HANSEN, BARNETT & MAXWELL